UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

December 11, 2013

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 On December 11, 2013, Hawaiian Holdings, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Zac S. Hirzel and Hirzel Capital Management LLC and certain of its affiliates (collectively, the “Stockholder Group”). Pursuant to the Agreement, the Company agreed to take all necessary action to appoint Mr. Hirzel to the Company’s Board of Directors (the “Board”) effective as of the start of the regularly-scheduled meeting of the Board in February 2014.  In addition, the Company agreed to include Mr. Hirzel in its slate of nominees for election to the Board at the Company’s 2014 Annual Meetings of Stockholders.

As of December 11, 2013, the Board approved an increase in the size of the Board from eleven to twelve and the appointment of Mr. Hirzel to fill the newly created seat, effective as of the start of the regularly-scheduled meeting of the Board in February 2014, which is currently scheduled for February 4, 2014.   Mr. Hirzel will stand for re-election at the Company’s 2014 Annual Meeting of Stockholders.

Pursuant to the Agreement, the Stockholder Group has agreed during the period commencing on December 11, 2013 and ending on the later of (i) the Company’s 2016 Annual Meeting of Stockholders, or (ii) twelve (12) months after the conclusion of Mr. Hirzel’s service on the Board (the “Effective Period”) to vote for and to publicly support and recommend that the Company’s stockholders vote for the Board’s slate of nominees for directors at each meeting of the Company’s stockholders that is called by or on behalf of the Company.  In addition, the Stockholder Group has agreed to customary standstill provisions during the Effective Period that provide, among other things, that the Stockholder Group will not (a) acquire beneficial ownership of more than 15% of the Company’s outstanding voting securities; (b) engage in or in any way participate in a solicitation of proxies with respect to the Company; (c) initiate any shareholder proposals; or (d) make certain unpermitted dispositions of the Company’s voting securities.

The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

As a non-employee director, Mr. Hirzel will receive the same compensation and indemnification as the Company’s other non-employee directors. The Company previously disclosed the terms of non-employee director compensation in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 12, 2013.

There are no transactions between Mr. Hirzel and the Company that would be reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Hirzel’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement dated December 11, 2013 by and among Hawaiian Holdings, Inc., Hirzel Capital Management LLC and Zac S. Hirzel

99.1	Press Release dated December 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: December 13, 2013	By:	/s/ Hoyt H. Zia
		Name:	Hoyt H. Zia
		Title:	Secretary

EXHIBIT INDEX

10.1	Agreement dated December 11, 2013 by and among Hawaiian Holdings, Inc., Hirzel Capital Management LLC and Zac S. Hirzel

99.1	Press Release dated December 13, 2013